Exhibit 99.1

Company Contact:	Media Contact:
Ronald H. Spair	Jennifer Moritz
Chief Financial Officer	Zer0 to 5ive for OraSure Technologies
610-882-1820	917-748-4006
Investorinfo@orasure.com	jmoritz@0to5.com
www.orasure.com

ORASURE TECHNOLOGIES ANNOUNCES NEW CO-PROMOTION AGREEMENT FOR ORAQUICK® HCV RAPID ANTIBODY TEST

- Investor Conference Call Scheduled Today for 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) -

BETHLEHEM, Pa. – June 11, 2014 – OraSure Technologies (NASDAQ: OSUR), a market leader in point of care diagnostics, announced today that it has entered into a Master Program Services and Co-Promotion Agreement with AbbVie under which AbbVie and OraSure will co-promote the Company’s OraQuick® HCV Rapid Test in the United States. The product will be used to test individuals at-risk for hepatitis C (HCV). OraSure will be responsible for manufacturing and selling the product directly into all markets.

Under the agreement, OraSure has granted exclusive promotion rights to AbbVie for the OraQuick® HCV test in certain markets and will provide certain additional services in support of HCV testing. In exchange for the exclusive rights granted to AbbVie, OraSure will receive up to $75 million in exclusivity payments over the term of the agreement, which runs through December 31, 2019. In addition, upon achievement of certain performance-based milestones, OraSure will be eligible to receive additional payments annually over the life of the agreement. Further information regarding the agreement will be available in the Company’s 8-K Report filed later today with the SEC.

According to the Centers for Disease Control and Prevention (CDC), HCV is the most common chronic blood-borne infection in the United States, with approximately 5 million people infected. It is estimated that one in 30 Baby Boomers (adults born between 1945 and 1965) have chronic hepatitis C and up to 75% of the people infected with HCV are unaware of their infection. The CDC, the U.S. Preventative Services Task Force (USPSTF), and the American Association for the Study of Liver Diseases (AASLD) have all issued guidance that recommends HCV testing for at-risk individuals including all Baby Boomers.

“We believe it is critical that at-risk individuals be tested for hepatitis C to prevent serious consequences from untreated infection,” said Douglas A. Michels, President and Chief Executive Officer of OraSure Technologies. “This new collaboration allows us to educate healthcare professionals and the patients they treat about hepatitis C and provide them with a very important rapid diagnostic tool.”

The OraQuick® HCV test is the first and only FDA-approved and CLIA-waived point of care test for detection of HCV infection in at-risk individuals. The simple platform enables healthcare providers to deliver a diagnosis based on lab-accurate test results in 20 minutes, using fingerstick or venipuncture blood.

Updated Financial Guidance

As a result of the new co-promotion agreement announced today, the Company has updated its financial guidance to reflect the initial impact of this arrangement and is now projecting consolidated net revenues ranging from $26.0 to $26.5 million and a consolidated net loss of approximately $0.08 to $0.09 per share for the second quarter of 2014.

Conference Call

The Company will host a conference call and audio webcast to discuss the co-promotion agreement today beginning at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). On the call will be Douglas A. Michels, President and Chief Executive Officer, and Ronald H. Spair, Chief Financial Officer and Chief Operating Officer. The call will include prepared remarks by management and a question and answer session.

In order to listen to the conference call, please either dial 844-831-3030 (Domestic) or 315-625-6887 (International) and reference Conference ID #59796252 or go to OraSure Technologies’ web site, www.orasure.com, and click on the Investor Relations page. Please click on the webcast link and follow the prompts for registration and access 10 minutes prior to the call. A replay of the call will be archived on OraSure Technologies’ web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until June 18, 2014, by dialing 855-859-2056 (Domestic) or 404-537-3406 (International) and entering the Conference ID #59796252.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of point of care diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its innovative products include rapid tests for the detection of antibodies to HIV and HCV at the point of care and testing solutions tests for detecting various drugs of abuse. The Company sells the OraQuick® In-Home HIV Test, the first and only rapid HIV test approved by the U.S. Food and Drug Administration for sale to the consumer over-the-counter market in the U.S. In addition, the Company is a leading provider of oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, and commercial and industrial entities. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health.

For more information on OraSure Technologies, please visit www.orasure.com.

OraSure Technologies Forward-Looking Statement

This press release contains certain forward-looking statements, including with respect to expected revenues and product usage. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for the Company’s products; impact of replacing distributors; inventory levels at distributors and other customers; ability of DNA Genotek to achieve its financial and strategic objectives and continue to increase its revenues; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions, high unemployment and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance or other factors; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of the Company’s products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission filings, including its registration statements, Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

###